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[LOGO OF COCA COLA USA FOUNTAIN APPEARS HERE]

     December 1, 1997


     Mr. Larry Hodges
     President
     Mrs. Field's Original Cookies, Inc.
     462 West Bearcat Drive
     Salt Lake City, Utah 84115

     Dear Mr. Hodges:

     This letter will constitute an amendment (the "Amendment") to that certain amended and restated marketing agreement between Mrs. Field's Original Cookies, Inc. ("MFOC") and Coco-Cola USA Fountain ("CCF") dated January 9, 1997 (the "Restated Agreement"). The capitalized terms contained in this Amendment will have the same meanings set forth in the Restated Agreement unless otherwise defined herein.

     Effective as of the date of execution of this Amendment, the Restated Agreement is amended to reflect that the Term will end the Letter of December 31, 2002 or when the MFOC System has purchased the Volume Commitment of CCF's Fountain Syrups, unless terminated earlier pursuant to the terms of the Restated Agreement. The Restated Agreement id further amended to reflect the fact that CCF forgives MFOC's repayment of the Unearned 1993 Funding which currently amounts to Five Hundred Four Thousand Dollars ($504,000). Accordingly, the second to the last sentence of Section 4 of the Restated Agreement is deleted in its entirety and the last sentence of such sections is replaced by the following: "Once the $600,000 advance has been earned, Company will begin to pay any additional funding earned by the MFOC System to MFOC on a quarterly basis, after the end of the three month period in which it is earned."

     Except as specifically set forth above, the Restated Agreement and the terms and conditions thereof will remain in full force and effect for the remainder of the Term. From and after the date of execution of this Amendment, all references to
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Mr. Larry Hodges
December 1, 1997
Page 2



the Restated Agreement shall be deemed to be references to the Restated Agreement as amended hereby.

Sincerely,

/s/ Tom Moore

Tom Moore
Vice President, Field Sales



Accepted and agreed to this 8/th/ day
of Dec, 1997.

MRS. FIELDS ORIGINAL COOKIES, INC.

By: /s/ Larry Hodges
   -------------------------------
   Larry Hodges, President

Date:_____________________________